Exhibit 99.1

GeoMet Announces Results for the Quarter and Nine Months Ended September 30, 2008

Houston, Texas—November 10, 2008-GeoMet, Inc. (NASDAQ: GMET) (“GeoMet” or the “Company”) today announced its results for the quarter ended September 30, 2008.

J. Darby Seré, GeoMet’s Chairman and Chief Executive Officer, commented on the Company’s results for the quarter ended September 30, 2008: “We achieved another quarter of strong operating and financial performance and the fundamentals of our business remain solid. We are well capitalized and we are positioned to continue to grow our reserves and production during a period of lower natural gas prices and more restrained capital budgets within the industry.”

Third Quarter 2008 Results

For the quarter ended September 30, 2008, GeoMet recorded:

•

Gas Sales—Gas sales for the quarter were $18.7 million, a 65% increase from gas sales of $11.3 million in the third quarter of 2007. The average natural gas price during the quarter was $10.26 per Mcf as compared to the prior year period average of $6.26 per Mcf. The average natural gas price, adjusted for realized hedging gains and losses, was $9.49 per Mcf during the third quarter of 2008 versus $6.95 per Mcf for the same period in 2007.

•

Adjusted EBITDA—Adjusted EBITDA for the quarter increased 86% to $10.3 million from $5.5 million in the prior year period. Adjusted EBITDA is a non-GAAP measure. See the accompanying table for reconciliations of net income to EBITDA and of EBITDA to Adjusted EBITDA.

•

Adjusted Net Income—Adjusted net income for the quarter was $4.1 million, up 230% from $1.2 million, in the third quarter of 2007. Adjusted net income is a non-GAAP measure. See the accompanying table for a reconciliation of net income to adjusted net income.

For the quarter ended September 30, 2008, GeoMet recorded net income of $17.5 million, or $0.44 per fully diluted share, as compared to a net income of $1.6 million, or $0.04 per fully diluted share, for the same period in 2007. During these periods, the Company’s earnings were impacted by unrealized gains from the change in the market value of its natural gas derivative contracts. In the most recent quarter, the Company experienced an unrealized gain from such natural gas derivative contracts of $21.6 million ($13.4 million after income taxes) as compared to an unrealized gain of $0.5 million ($0.4 million after income taxes) for the same period in 2007.

Average net gas sales volumes for the quarter ended September 30, 2008 were 19.8 MMcf per day, a 1% increase from the same period in 2007. Had the net gas sales volumes in the third quarter of 2007 not included 0.9 MMcf per day related to the sale of an overriding royalty interest that was effected on July 1, 2008, the comparable year over year increase in net gas sales volumes would have been 6.0%.

Capital expenditures for the quarter ended September 30, 2008 were $22.0 million, compared to $15.0 million for the same period in the prior year.

Nine Months Ended September 30, 2008 Financial Results

For the nine months ended September 30, 2008, GeoMet recorded:

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Gas Sales—Gas sales for the nine months ended September 30, 2008 were $55.0 million, a 50% increase from gas sales of $36.6 million for the same period of 2007. The average natural gas price during the nine months ended September 30, 2008 was $9.91 per Mcf as compared to $6.94 per Mcf for the same period in 2007. The average natural gas price, adjusted for realized hedging gains and losses, was $9.54 per Mcf during nine months ended September 30, 2008 versus $7.42 per Mcf for the same period in 2007.

•

Adjusted EBITDA—Adjusted EBITDA for the nine months ended September 30, 2008 increased 69% to $31.1 million from $18.4 million for the same period of 2007. Adjusted EBITDA is a non-GAAP measure. See the accompanying table for reconciliations of net income to EBITDA and of EBITDA to Adjusted EBITDA.

•

Adjusted Net Income—Adjusted net income for the nine months ended September 30, 2008 was $11.7 million, up 133% from $5.0 million, in the same period of 2007. Adjusted net income is a non-GAAP measure. See the accompanying table for a reconciliation of net income to adjusted net income.

For the nine months ended September 30, 2008, GeoMet recorded net income of $12.2 million, or $0.31 per fully diluted share, as compared to a net income of $3.6 million, or $0.09 per fully diluted share, for the same period in 2007. During these periods, the earnings were impacted by unrealized gains and losses from the change in the market value of its natural gas derivative contracts. For the nine months ended September 30, 2008, the Company experienced an unrealized gain from such natural gas derivative contracts of $0.8 million ($0.5 million after income taxes) as compared to an unrealized loss of $2.2 million ($1.5 million after income taxes) for the same period in 2007.

Average net gas sales volumes for the nine months ended September 30, 2008 were 20.2 MMcf per day, a 5% increase from the same period in 2007. Had the net gas sales volumes for the nine months ended September 30, 2007 not included 1.0 MMcf per day related to the sale of an overriding royalty interest that was effected on July 1, 2008, the comparable year over year increase in net gas sales volumes would have been 7.9%.

Capital expenditures for the nine months ended September 30, 2008 were $43.2 million, compared to $45.1 million for the same period in the prior year.

Conference Call Information

GeoMet will hold its quarterly conference call to discuss Third quarter of 2008 results on November 10, 2008 at 10:30 a.m. Central Time. To participate, dial (888) 571-8168 a few minutes before the call begins. Please reference GeoMet, Inc. conference ID 69475433. The call will also be broadcast live over the Internet from the Company’s website at www.geometinc.com. A replay of the conference call will be archived on the Company’s website shortly after the end of the call on November 10, 2008.

Forward-Looking Statements Notice

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the SEC. GeoMet undertakes no duty to update or revise these forward-looking statements.

About GeoMet, Inc.

GeoMet, Inc. is an independent energy company primarily engaged in the exploration for and development and production of natural gas from coal seams (“coalbed methane”) and non-conventional shallow gas. Our principal operations and producing properties are located in the Cahaba Basin in Alabama and the Central Appalachian Basin in West Virginia and Virginia. We also control additional coalbed methane and oil and gas development rights, principally in Alabama, British Columbia, Virginia, and West Virginia.

For more information please contact Stephen M. Smith at (713) 287-2251 or ssmith@geometcbm.com or visit our website at www.geometinc.com.

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Gas sales	$18,674	$11,303	$54,956	$36,590
Operating fees and other	146	341	648	957

Total revenues	18,820	11,644	55,604	37,547
Expenses:
Total production expenses	5,204	4,986	15,700	15,244
Depreciation, depletion and amortization	2,524	2,347	7,472	6,688
General and administrative	2,098	2,538	7,478	7,042
Realized (gains) losses on derivative contracts	1,390	(1,228)	2,021	(2,524)
Unrealized (gains) losses on derivative contracts	(21,565)	(464)	(820)	2,249

Total operating expenses	(10,349)	8,179	31,851	28,699

Operating income from continuing operations	29,169	3,465	23,753	8,848
Other expenses & interest, net	(1,084)	(1,468)	(3,455)	(3,602)

Income before income taxes and discontinued operations	28,085	1,997	20,298	5,246
Income tax expense	10,604	454	8,135	1,850

Income from continuing operations	17,481	1,543	12,163	3,396
Discontinued operations, net of tax	—	45	—	165

Net income	$17,481	$1,588	$12,163	$3,561

Earnings per share:
Income from continuing operations
Basic	$0.45	$0.04	$0.31	$0.09

Diluted	$0.44	$0.04	$0.31	$0.09

Discontinued operations
Basic	$0.00	$0.00	$0.00	$0.00

Diluted	$0.00	$0.00	$0.00	$0.00

Net income
Basic	$0.45	$0.04	$0.31	$0.09

Diluted	$0.44	$0.04	$0.31	$0.09

Weighted average number of common shares:
Basic	38,872	38,727	38,822	38,707

Diluted	39,839	39,594	39,714	39,634

GEOMET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2008	December 31, 2007
Assets:
Current assets	$16,111	$11,509
Properties and equipment, net	401,058	366,229
Other assets	1,245	939

Total assets	$418,414	$378,677

Liabilities and stockholders’ equity:
Current liabilities	$20,102	$13,571
Long-term debt	108,636	96,730
Other long-term liabilities	58,970	49,700

Total liabilities	187,708	160,001

Total stockholders’ equity	230,706	218,676

Total liabilities and stockholders’ equity	$418,414	$378,677

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2008	2007
Net cash provided by operating activities	$24,970	$16,240
Net cash used in investing activities	(36,512)	(44,837)
Net cash provided by financing activities	11,966	28,780
Effect of exchange rates changes on cash	(11)	295

Increase in cash and cash equivalents	413	478
Cash and cash equivalents at beginning of period	1,540	1,414

Cash and cash equivalents at end of period	$1,953	$1,892

GEOMET, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net income	$17,481	$1,588	$12,163	$3,561
Add: Interest expense, net of interest income and amounts capitalized	1,102	1,441	3,502	3,551
Add: Other (income) expense	(18)	27	(47)	51
Add: Income taxes	10,604	467	8,135	1,958
Add: Depreciation, depletion and amortization	2,524	2,347	7,472	6,688

EBITDA	31,693	5,870	31,225	15,809
Deduct: Unrealized (gains) losses on derivative contracts	(21,565)	(464)	(820)	2,249
Add: Stock based compensation	102	94	486	258
Add: Accretion expense	90	54	257	157

Adjusted EBITDA	$10,320	$5,554	$31,148	$18,473

The table above reconciles net income to EBITDA and Adjusted EBITDA. EBITDA is defined as net income before net interest expense, other non-operating income or losses, income taxes, and depreciation, depletion and amortization. Adjusted EBITDA is defined as EBITDA before unrealized (gains) losses on derivative contracts, stock-based compensation and accretion expense. Although EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, management believes that it is useful to GeoMet and to an investor in evaluating our company because it is a widely used measure to evaluate a company’s operating performance.

GEOMET, INC.

RECONCILIATION OF ADJUSTED NET INCOME TO NET INCOME

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net Income	$17,481	$1,588	$12,163	$3,561
Add: Unrealized (gains) losses on derivative contracts, net of tax	(13,422)	(358)	(492)	1,456

Adjusted net income	$4,059	$1,230	$11,671	$5,017

The table above reconciles net income to adjusted net income. Adjusted net income is calculated by eliminating the unrealized gains or losses on derivative contracts (net of tax) from net income to arrive at adjusted net income. The net of tax amounts are determined by calculating the tax provision for GAAP net income, which includes unrealized (gains) losses on derivative contracts, and comparing the results to the tax provision for adjusted net income, which excludes the adjusting items. The difference in the tax provision calculations represents the tax impact of unrealized (gains) losses on derivative contracts, net of tax. The calculation is performed at the end of each quarter and, as a result, the tax rates for each discrete period are different. Although adjusted net income is a non-GAAP measure, we believe it is useful information for investors because the unrealized gain or loss relates to derivative instruments that hedge our production in future months. The gain or loss that is associated with derivative instruments that hedge current production is recognized in net income and is not eliminated in determining adjusted net income. The adjustment better matches derivative gains and losses with the period when the underlying hedged production occurs.

GEOMET, INC.

OPERATING STATISTICS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net sales volumes (MMcf)	1,821	1,804	5,548	5,271
Per Mcf data ($/Mcf):
Average natural gas sales price	$10.26	$6.26	$9.91	$6.94
Differential to NYMEX (1)	$0.04	$0.10	$0.20	$0.12
Average natural gas sales price realized (2)	$9.49	$6.95	$9.54	$7.42
Adjusted lease operating expense (3)	$1.83	$1.78	$1.84	$1.78
Compression expenses	$0.45	$0.35	$0.40	$0.38
Transportation expense	$0.17	$0.30	$0.17	$0.39
Production taxes	$0.33	$0.14	$0.30	$0.16
Total production expenses	$2.78	$2.57	$2.71	$2.71
Depreciation, depletion and amortization	$1.39	$1.30	$1.35	$1.27

POND CREEK FIELD

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net sales volumes (MMcf)	1,252	1,150	3,698	3,326
Per Mcf data ($/Mcf):
Lease operating expense	$1.46	$1.56	$1.53	$1.65
Compression expense	$0.41	$0.33	$0.37	$0.38
Transportation expense	$0.24	$0.47	$0.25	$0.62
Production taxes	$0.19	$0.01	$0.15	$0.01
Total production expenses	$2.30	$2.37	$2.30	$2.66

GURNEE FIELD

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net sales volumes (MMcf)	558	560	1,667	1,648
Per Mcf data ($/Mcf):
Adjusted lease operating expense (3)	$2.55	$2.52	$2.69	$2.37
Compression expense	$0.55	$0.47	$0.53	$0.45
Production taxes	$0.64	$0.37	$0.60	$0.41
Total production expenses	$3.74	$3.36	$3.82	$3.23

(1)	The difference between the average natural gas price for the period, before the impact of hedging, and the final average settlement price for natural gas contracts on the New York Mercantile Exchange (“NYMEX”) for each month during the applicable period weighted by gas sales volumes
(2)	Average realized price includes the effects of realized gains on derivative contracts.
(3)	Saltwater disposal fees are recorded as operating fees and other on the Statement of Operations. Lease operating expense per Mcf has been adjusted for saltwater disposal fees because the fees are not reflected in the net gas sales volumes. See Reconciliation of Adjusted Lease Operating Expense on the next page.

GEOMET, INC.

RECONCILIATION OF ADJUSTED LEASE OPERATING EXPENSE

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Lease operating expense	$3,475	$3,560	$10,867	$10,353
Deduct: Saltwater disposal fees	146	341	647	957

Adjusted lease operating expense	$3,329	$3,219	$10,220	$9,396

The table above reconciles lease operating expense to adjusted lease operating expense. Adjusted lease operating expense is calculated by eliminating the saltwater disposal fees from lease operating expense to arrive at adjusted lease operating expense. Although adjusted lease operating expense is a non-GAAP measure, we believe it is useful information for investors because saltwater disposal fees are recorded as operating fees and other on the Statement of Operations. Lease operating costs per Mcf are adjusted for saltwater disposal fees because the fees are not reflected in the net gas sales price. The adjustment better matches lease operating expense with the natural gas sales revenues it is associated with.

GEOMET, INC.

CONSOLIDATED HEDGE POSITIONS

At September 30, 2008, the Company had the following natural gas collar positions:

Period	Volume (MMBtu)	Sold Ceiling	Bought Floor	Sold Floor
October 2008	248,000	$10.50	$7.00	$5.00
November 2008 through March 2009	906,000	$11.00	$8.50	$6.25
November 2008 through March 2009	906,000	$11.00	$8.84	$6.00
April through October 2009	1,284,000	$10.00	$7.50	$5.25
April through October 2009	1,284,000	$10.00	$8.50	$6.50
November 2009 through March 2010	906,000	$11.20	$9.50	$7.00

At September 30, 2008, the Company had the following natural gas swap positions:

Period	Volume (MMBtu)	Price
October 2008	124,000	$8.00

At September 30, 2008, the Company had the following interest rate swap positions:

Description	Effective date	Designated maturity date	Fixed rate		Notional amount
Floating-to-fixed swap	12/14/2007	12/14/2010	3.863	%(1)	$15,000,000
Floating-to-fixed swap	1/3/2008	1/4/2010	3.950	%(1)	$10,000,000
Floating-to-fixed swap	3/25/2008	3/25/2010	2.380	%(1)	$10,000,000
Floating-to-fixed swap	5/13/2008	5/13/2010	3.069	%(1)	$5,000,000

(1)	The floating rate paid by the counterparty is the British Bankers’ Association LIBOR rate.